REVOCABLE PROXY
                   1ST COLONIAL NATIONAL BANK

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       1ST COLONIAL NATIONAL BANK.

     Gerald J. DeFelicis, Eduardo F. Enriquez and Thomas A. Clark, III, or any one or more of them with power of substitution in each, are hereby appointed proxyholders for the undersigned, and are hereby authorized to represent the undersigned at the 2002 Annual Meeting of Stockholders of 1st Colonial National Bank to be held at Tavistock Country Club in Haddonfield, New Jersey, on June 13, 2002 at 7:30 p.m., and at any adjournment thereof, and at such meeting and adjournment to vote, as designated below, the same number of shares as the undersigned would be entitled to vote if then personally present.

1.   ELECTION OF DIRECTORS

     NOMINEES: Gerard M. Banmiller, Thomas A. Clark, III,
     Letitia G. Colombi, Gerald J. DeFelicis, John J.
     Donnelly IV, Eduardo F. Enriquez, Stanley H. Molotsky,
     Linda M. Rohrer, Mary R. Burke, Michael C. Haydinger, and
     Harrison Melstein

     [  ]  FOR all nominees listed (except as marked to the
           contrary below)
	[  ]  AGAINST all nominees listed

           (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

---------------------------------------------------------------

2.   FORMATION OF HOLDING COMPANY

     Proposal to Approve the Agreement and Plan of Reorganization dated March __, 2002 pursuant to which, among other things, the Bank will become a wholly owned subsidiary of 1st Colonial Bancorp, Inc., a corporation formed by the Bank for such purpose.

     [  ]  For            [  ]  Against            [  ]  Abstain



3.   RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE
     YEAR ENDING DECEMBER 31, 2002

     [  ]  For            [  ]  Against            [  ]  Abstain

4. Approval of proposal to give the Bank's board of directors discretion to vote upon any other matters that may properly be brought before the Annual Meeting, including a motion to adjourn the Annual Meeting in order to solicit additional proxies.

     [  ]  For            [  ]  Against            [  ]  Abstain

(IMPORTANT THAT YOU SIGN AND DATE THIS PROXY CARD ON THE OTHER
SIDE)



     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY YOU, THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AGREEMENT AND PLAN OF REORGANIZATION, FOR THE RATIFICATION OF THE BANK'S INDEPENDENT AUDITORS, AND FOR THE GRANTING OF DISCRETIONARY AUTHORITY TO THE BANK'S BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED HEREIN, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

     IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED BY
THE PROXYHOLDERS TO SECURE THE ELECTION OF AS MANY AS POSSIBLE
OF THE BOARD OF DIRECTORS' NOMINEES.

     THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS
VOTED AT THE ANNUAL MEETING.

     The undersigned hereby acknowledges the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Stockholders of 1st Colonial National Bank called for June 13, 2002 and an attached Proxy Statement/Prospectus for the Annual Meeting, and the Annual Report of 1st Colonial National Bank for the year ended December 31, 2001.

DATE: _________________, 2002

_____________________________
Signature

_____________________________
Signature

Please sign exactly as your name appears above and print the date on which you sign the proxy in the spaces provided above.

If signed on behalf of a corporation, please sign in corporate name by an authorized officer. If signing as a representative, please give full title as such. For joint accounts, only one owner is required to sign.